UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2008
LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10546 (Commission File Number)	36-2229304 (IRS Employer Identification No.)

1666 East Touhy Avenue, Des Plaines, Illinois (Address of principal executive offices)	60018 (Zip Code)
(847) 827-9666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On October 13, 2008 the Compensation Committee of the Board of Directors of Lawson Products, Inc. (the “Company”) authorized the Company to enter into indemnification agreements, in form previously approved by the Board of Directors, with certain officers of the Company, including each of the Company’s named executive officers, as defined by Item 402(a)(3) of Regulation S-K. The indemnification agreements provide, among other things, that the Company will indemnify the indemnitees and advance expenses to the indemnitees to the fullest extent permitted by law in connection with proceedings related to the indemnitees’ service on behalf of the Company. Under the indemnification agreement, an indemnitee will be indemnified against expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by the indemnitee, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company.
     The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement.
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, as filed with the Securities and Exchange Commission on September 19, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC. (Registrant)
Date: October 16, 2008	By:	/s/ Neil E. Jenkins
		Name:	Neil E. Jenkins
		Title:	Executive Vice President, General Counsel and Secretary